UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                           FORM 8-K/A

                         AMENDMENT NO. 1

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                 Date of Report: September 5, 2003
      Date of the Earliest Event Reported: August 19, 2003


                     HOMASOTE COMPANY
      (Exact name of registrant as specified in its charter)


                           New Jersey
          (State or other jurisdiction of incorporation)


          1-3786                      21-0388986
          (Commission         (IRS Employer Identification
          file number)        Number)


        LOWER FERRY ROAD, WEST TRENTON, NJ           08628
     (Address of principal executive offices)    (Zip Code)


                         609-883-3300
      (Registrant's telephone number, including area code)


Item 4:  Changes in Registrant's Certifying Accountant.

KPMG LLP ("KPMG") was previously the principal accountants for Homasote Company. On August 19, 2003, that firm resigned.

In connection with the audits of the two fiscal years ended December 31, 2002, and the subsequent interim period through August 19, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

In connection with the audits of the two fiscal years ended
December 31, 2002 and the subsequent interim period through August 19, 2003, there were no reportable events as defined by
Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on the consolidated financial statements of Homasote Company and subsidiary as of and for the years ended December 31, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

A letter from KPMG is attached as Exhibit 16 to this Form 8-K/A.

Item 7:  Financial Statements and Exhibits

     (c) Exhibits

16. Letter from KPMG LLP dated September 5, 2003 regarding the information contained herein.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.

                          HOMASOTE COMPANY (Registrant)




Date: September 5, 2003             By: /S/ WARREN FLICKER
                                        Warren Flicker
                                        Chairman of the Board and
                                        Chief Executive Officer
















                          EXHIBIT 16

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Homasote Company and, under the date of March 4, 2003, except as to the second paragraph of Note 4, which is as of July 24, 2003, we reported on the consolidated financial statements of Homasote Company and subsidiary as of and for the years ended December 31, 2002 and 2001. On August 19, 2003, we resigned. We have read Homasote Company's statements included under Item 4 of its Form 8-K/A dated September 5, 2003, and we agree with such statements.

Very truly yours,

/s/ KPMG LLP
    September 5, 2003